UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2008
ZAREBA SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

0-1388 (Commission File Number)	41-0832194 (IRS Employer Identification No.)
13705 26th Ave. N., Suite 102
Minneapolis, Minnesota 55441
(Address of Principal Executive Offices) (Zip Code)
(763) 551-1125
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 22, 2008, Zareba Systems, Inc. (the “Company”) and Zareba Security, Inc., a wholly-owned subsidiary of the Company (collectively, the “Borrowers”), entered into the Second Amendment (the “Second Amendment”) to the Revolving Credit Agreement, dated August 29, 2007 (the “Original Agreement”), with JPMorgan Chase Bank, N.A. (the “Lender”).
The Second Amendment provides for an alternate rate of interest equal to a base rate plus 0.50% for any advances that would otherwise be made at the London Inter-Bank Offered Rate (“LIBOR”) under the Original Agreement for so long as the Lender determines that (i) adequate and reasonable means do not exist for ascertaining LIBOR for the applicable period, or (ii) LIBOR for the applicable period will not adequately and fairly reflect the cost to the Lender of making or maintaining the advance at LIBOR for the applicable period.
The Second Amendment also provides that in the event of a change in law that increases the cost to the Lender of making or maintaining any LIBOR advance or increases the cost or reduces the amount of any sum received or receivable by the Lender, then the Borrowers will be obligated to pay to the Lender such additional amounts as will compensate the Lender for such additional costs incurred or reduction suffered. In addition, if the Lender determines that a change in law regarding capital requirements has or would have the effect of reducing the rate of return on the Lender’s capital as a consequence of the Original Agreement or loans made to the Borrowers to a level below that which the Lender could have achieved, then the Borrowers will pay to the Lender such additional amounts as will compensate the Lender for any such reduction. The Borrowers are also obligated to compensate the Lender for certain other losses, costs and expenses attributable to events relating to LIBOR advances.
The Second Amendment also includes a consent of the Lender for the Company to enter into an agreement for the purchase and sale of its assets relating to its professional series gate operator product line products, described in Item 8.01 below.
The foregoing description of the Second Amendment is not complete and is qualified by the provisions of the Second Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Item 8.01 Other Events.
On October 22, 2008, the Company sold substantially all of the assets of it’s professional series automatic gate operator product line to Amazing Gates of America, LLC for $739,000, plus the assumption of certain outstanding inventory purchase obligations of the Company. The purchase price was payble in cash of $200,000 at the closing with the balance to be paid through a series of payments through December 2010.
On October 28, 2008 the Company issued a press release announcing this transaction. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.

10.1	Second Amendment to Revolving Credit Agreement, dated as of October 22, 2008, by and among Zareba Systems, Inc. and Zareba Security, Inc., and JPMorgan Chase Bank, N.A.

99.1	Press release dated October 28, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 28, 2008

ZAREBA SYSTEMS, INC.
By:	/s/ Jeffrey S. Mathiesen
Jeffrey S. Mathiesen, Vice President and
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
EXHIBIT INDEX
to
FORM 8-K
ZAREBA SYSTEMS, INC.

Date of Report:	Commission File No.:
October 22, 2008	0-1388

Exhibit No.	ITEM

10.1	Second Amendment to Revolving Credit Agreement, dated as of October 22, 2008, by and among Zareba Systems, Inc. and Zareba Security, Inc., and JPMorgan Chase Bank, N.A.

99.1	Rress release dated October 28, 2008.